SUB-ITEM 77C MATTERS SUBMITTED TO A VOTE OF SECURITIES HOLDERS

Shareholder Meeting. At a special shareholders' meeting held on November 9, 2001 shareholders of each Kobrick Fund voted separately on the proposal applicable to their Fund as follows:

VOTED ON BY THE SHAREHOLDERS OF THE KOBRICK GROWTH FUND: To approve an Agreement and Plan of Reorganization providing for the transfer of all of the assets of the Kobrick Growth Fund to, and the assumption of all of the liabilities of the Kobrick Growth Fund by, the CDC Nvest Large Cap Growth Fund in exchange for shares of the CDC Nvest Large Cap Growth Fund and the distribution of such shares to the shareholders of the Kobrick Growth Fund in complete liquidation of the Kobrick Growth Fund.

---------------     ---------------     ---------------     ---------------
  VOTED FOR          VOTED AGAINST      ABSTAINED VOTES       TOTAL VOTES
2,328,809.063         40,706.865          116,210.140        2,485,726.068


VOTED ON BY THE SHAREHOLDERS OF THE KOBRICK CAPITAL FUND: To approve an Agreement and Plan of Reorganization providing for the transfer of all of the assets of the Kobrick Capital Fund to, and the assumption of all of the liabilities of the Kobrick Capital Fund by, the CDC Nvest Star Growth Fund in exchange for shares of the CDC Nvest Star Growth Fund and the distribution of such shares to the shareholders of the Kobrick Capital Fund in complete liquidation of the Kobrick Capital Fund.

---------------     ---------------     ---------------     ---------------
  VOTED FOR          VOTED AGAINST      ABSTAINED VOTES       TOTAL VOTES
4,589,530.859         116,162.194         228,233.138        4,933,926.191


VOTED ON BY THE SHAREHOLDERS OF THE KOBRICK EMERGING GROWTH FUND: To approve an Agreement and Plan of Reorganization providing for the transfer of all of the assets of the Kobrick Emerging Growth Fund to, and the assumption of all of the liabilities of the Kobrick Emerging Growth Fund by, the CDC Nvest Star Growth Fund in exchange for shares of the CDC Nvest Star Growth Fund and the distribution of such shares to the shareholders of the Kobrick Emerging Growth Fund in complete liquidation of the Kobrick Emerging Growth Fund.

---------------     ---------------     ---------------     ---------------
  VOTED FOR          VOTED AGAINST      ABSTAINED VOTES       TOTAL VOTES
2,224,186.945         45,542.820          111,751.814        2,381,481.579